SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 9, 2009

                       World Wrestling Entertainment, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                    000-27639                     04-2693383
---------------                 ----------------            -------------------
 (State or other                 (Commission                 (IRS Employer
  jurisdiction                    File Number)              Identification No.)
of incorporation)


          1241 East Main Street,                                  06902
               Stamford, CT
      ---------------------------------                         -----------

       (Address of principal executive                            (Zip
                 offices)                                          Code)

       Registrant's telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

|_| Pre-commencement communications pursuant to Rule 13e-4 (C) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05       Costs associated with Exit or Disposal Activities.

     On January 9, 2009, World Wrestling Entertainment, Inc. (the "Company") announced that it is reducing approximately 10% of its staff across all areas of its global operations. The reduction will result in annual savings of approximately $8 million in compensation and benefit costs. The Company will incur an approximate $3 million one-time pre-tax restructuring charge in the first quarter of 2009. The charge will be a cash charge consisting primarily of severance pay. Actual cash payments relating to this charge will be made primarily in 2009.

Item 9.01       Financial Statements and Exhibits.

                (d)  Exhibits

                99.1     Press release dated January 9, 2009.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WORLD WRESTLING ENTERTAINMENT, INC.

                                          By: /s/ George A. Barrios
                                             -----------------------------------

                                                George A. Barrios
                                                Chief Financial Officer

Dated:  January 14, 2009